Exhibit 10.4

Name:

Total No. of Shares Covered by Restricted Stock Award

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

RESTRICTED STOCK AWARD

HQ SUSTAINABLE MARITIME INDUSTRIES, INC. (the “Company”) is pleased to grant to the person signing below (“you” or “Participant”) the Restricted Stock Award described below under the HQ Sustainable Maritime Industries, Inc. 2010 Stock Incentive Plan (the “Plan”).

Grant Date:

Number of Shares of Common Stock Covered by Restricted Stock Award:	(the “Shares”)

Vesting: Subject to the Plan and this Agreement, the Restricted Stock Award will become vested and non-forfeitable in accordance with the following schedule, provided you remain employed with the Company from the Grant Date until such time(s):

Date	Number of Shares

Dividend and Voting Rights: Before the Restricted Stock Award becomes vested, you will have all of the rights of a shareholder of Common Stock with respect to the Shares covered by the Restricted Stock Award, including without limitation, the right to vote the Shares and to receive dividends and distributions thereon.

The Additional Terms and Conditions and the Plan described below are incorporated in this Agreement by reference and contain important information about your Restricted Stock Award. Copies of all of the documents set forth below are being provided to you concurrently with this Agreement. Please review them carefully and contact HQ Sustainable Maritime Industries, Inc. Human Resources if you have any questions.

Additional Terms and Conditions describes the restrictions on your Restricted Stock Award, what happens if you cease to remain employed with the Company before your Restricted Stock Award becomes vested and where to send notices;

The Plan contains the detailed terms that govern your Restricted Stock Award. If anything in this Agreement or the other attachments is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control; all terms used herein that are not defined herein but that are defined in the Plan have the same meaning given them in the Plan;

Plan Prospectus; and

2009 Annual Report on Form 10-K of the Company for the Year Ended December 31, 2009.

Please sign in the space provided below, keep a copy of this Agreement for your records, and return both originals to                     .

Participant:	HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:
Print Your Name:	Name:
Your Residence Address:	Its:

ADDITIONAL TERMS AND CONDITIONS

ADMINISTRATION.

•

The Plan is administered on behalf of the Committee by Human Resources. Human Resources is responsible for assisting you with respect to your Restricted Stock Award and maintaining the records of the Plan. If you have questions about your Restricted Stock Award or how the Plan works, please contact Human Resources at                     .

•

Except as provided herein and in the Plan, the Restricted Stock Award is non-transferable. The Restricted Stock Award may be transferred by will or the laws of descent and distribution and, notwithstanding the foregoing, during the Participant’s lifetime may be transferred by the Participant to any of the Participant’s “family members” (as such term is defined in the general instruction to the Form S-8 Registration Statement under the Securities Act of 1933). Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. Any transferee to whom the Restricted Stock Award is transferred shall be bound by the same terms and conditions, including with respect to vesting, that govern the Restricted Stock Award in the hands of the Participant; provided, however, that the transferee may not transfer the Restricted Stock Award except by will or the laws of descent and distribution. No right or interest of the Participant or any transferee in the Restricted Stock Award shall be subject to any lien, obligation or liability of the Participant or any transferee.

•

You may pay any applicable tax withholding (i) in cash, (ii) by certified or bank cashier’s check, or (iii) by such other medium of payment as the Committee in its sole discretion may permit. Human Resources will determine the amount of any required tax withholding.

•

Until the Restricted Stock Award becomes vested, in lieu of issuing certificates for such Shares, the Company may reflect in its books and records the issuance of the Restricted Stock Award. If stock certificates evidencing the Shares covered by the Restricted Stock Award are issued before the Restricted Stock Award becomes vested, the Company shall retain custody of such stock certificates until the Shares covered by the Restricted Stock Award become vested. As soon as administratively practicable (and within 30 days) after the Shares covered by the Restricted Stock Award become vested, the Company will deliver to the Participant or make available to the Participant’s broker the Shares covered by the Restricted Stock Award that have become vested.

EFFECT OF TERMINATION OF EMPLOYMENT.

•

Termination of Employment. If your employment with the Company terminates for any reason prior to the Restricted Stock Award becoming vested, any Shares covered by the Restricted Stock Award that are not then vested will be forfeited immediately upon the termination of your employment for any reason.

•

[Change of Control. Upon the occurrence of a Change of Control, as such term is defined in the Plan, one-hundred percent (100%) of the Shares covered by the Restricted Stock Award shall become vested and non-forfeitable if you have remained in the continuous employ of the Company from the Grant Date until the time of the Change of Control. Accordingly, subsequent termination of your employment for any reason after the Change of Control will not result in forfeiture of your Common Stock Award.]

•	Employment. For purposes of this Agreement, employment with the Company or any Affiliate of Company will be considered employment with the other.

NOTICES. All notices pursuant to this Agreement will be in writing and either (i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, or (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt. All notices or other communications will be directed to the following addresses (or to such other addresses as either of us may designate by notice to the other):

To the Company:	HQ Sustainable Maritime Industries, Inc.
1511 3rd Avenue
Suite 788
Seattle, Washington 98101

To you:	The address set forth on page 1

MISCELLANEOUS.

•

The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Failure by you or the Company at any time or times to require performance by the other of any provisions in this Agreement will not affect the right to enforce those provisions. Any waiver by you or the Company of any condition or the breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of this Agreement. This Agreement shall be subject to and governed by the laws of the State of Delaware. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each Section of this Agreement are for convenience only. This Agreement and the Plan contain the entire agreement of the parties hereto and no representation, inducement, promise, or agreement or otherwise between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein.

•

With respect to any Shares covered by the Restricted Stock Award forfeited under this Agreement, the Participant does hereby irrevocably constitute and appoint the Secretary of the Company or any successor Secretary of the Company (the “Secretary”) as his or her attorney to transfer the forfeited Shares on the books of the Company with full power of substitution in the premises. The Secretary shall use such authority to cancel any Shares covered by the Restricted Stock Award that are forfeited under this Agreement.